Exhibit 4.1

INCORPORATED UNDER THE LAWS	OF THE STATE OF GEORGIA

COMMON STOCK	EQUIFAX INC.	COMMON STOCK
CUSIP 294429 10 5

THIS CERTIFICATE IS TRANSFERABLE EITHER IN ATLANTA, GEORGIA OR IN NEW YORK, NEW YORK

This Certifies that		SEE REVERSE FOR CERTAIN DEFINITIONS
SPECIMEN

is the Owner of

FULLY PAID AND NON-ASSESSABLE SHARES WITH A PAR VALUE OF $1.25 EACH OF THE COMMON STOCK OF

CERTIFICATE OF STOCK

Equifax Inc., transferable on the books of the Company in person or by duly authorized attorney, upon the surrender of this certificate properly endorsed.  The Charter of the Company authorizes the issuance of preferred stock.  The shares represented hereby will be subordinate to any outstanding shares of preferred stock issued pursuant to such authority with respect to dividends and amounts payable on liquidation.  This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated	Equifax Inc.

	EQUIFAX INC.
	CORPORATE
/s/ John T. Chandler	SEAL	/s/ Thomas F. Chapman
SECRETARY	1913	CHAIRMAN AND CHIEF EXECUTIVE OFFICER
	GEORGIA

COUNTERSIGNED AND REGISTERED
SUNTRUST BANK
TRANSFER AGENT AND REGISTRAR

BY
AUTHORIZED SIGNATURE

This Certificate also evidences and entitles the holder hereof to in certain Rights as set forth in a Rights Agreement between Equifax Inc. and SunTrust Bank (formerly known as SunTrust Bank, Atlanta) dated as of October 25, 1995 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Equifax Inc.  Under certain circumstances as set forth in the Rights Agreement, such Rights may be redeemed, may expire, may be amended or may be evidenced by separate certificates and no longer be evidenced by this Certificate.  Equifax Inc. will mail to the holder of this Certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor.  Under certain circumstances set forth in the Rights Agreement, Rights beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) may become null and void.

EQUIFAX INC.

The Company will furnish without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preference and/or rights.  Any such request should be addressed to the Secretary of Equifax Inc. or to the Transfer Agent named on the face of this certificate.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT— Custodian
TEN ENT	—	as tenants by the entireties	(Cust)	(Minor)
JT TEN	—	as joint tenants with right of	under Uniform Gifts to Minors
		survivorship and not as tenants in common	Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the capital stock represented by the within Certificate and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated

☒
NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.